UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 3, 2014

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On December 31, 2013, Professional Diversity Network, Inc. (the “Company”) received a written notification from LinkedIn Corporation of LinkedIn's decision to terminate its Diversity Recruitment Partnership Agreement dated November 6, 2012 with the Company effective as of March 30, 2014.  As a result of the termination notice, LinkedIn will not be a reseller of the Company’s products or services as of March 30, 2014.

Pursuant to the LinkedIn agreement, LinkedIn may resell to its customers diversity-based job postings and recruitment advertising on the Company's websites.  The LinkedIn agreement provides that LinkedIn make fixed quarterly payments to the Company and pay a percentage commission for sales of the Company's services in excess of certain thresholds.  The fixed quarterly payments are payable regardless of sales volumes or any other performance metric.  Pursuant to the terms of the LinkedIn agreement and the termination notice, LinkedIn will be making the guaranteed payments until March 30, 2014.  As a result of the termination, the Company will not receive the fixed quarterly payments of $500,000 or have the potential to earn additional commission revenue from LinkedIn after March 30, 2014.

The LinkedIn agreement provides that, during the term of the agreement and for a period of one year thereafter, the Company may not sell its diversity-based recruitment services, directly or indirectly, to any of the 1,000 companies on LinkedIn's restricted account list.  According to the termination notice, LinkedIn has waived the one year survival period for compliance with this restricted account provision, so Professional Diversity Network will be able to pursue all new clients without limitation relating to the 1,000 protected companies on the LinkedIn exclusion list as of March 30, 2014.

LinkedIn has advised the Company that LinkedIn intends to work through an orderly transition.  Pursuant to the written termination notice and the LinkedIn agreement, there will be a one year wind down period beginning on March 30, 2014.  Diversity Recruitment and Compliance Specialists of Professional Diversity Network will fulfill companies who have purchased Professional Diversity Network products and services for the term of the applicable purchase agreement to ensure clients receive the required services and reports for their Equal Employment Opportunity – Affirmative Action Plans and Office of Federal Contract Compliance Program compliance from Professional Diversity Network.  After the termination of the LinkedIn agreement, those companies utilizing Professional Diversity Network products and services will have the opportunity to work directly with Professional Diversity Network if they desire to do so.

There are no penalties incurred by the Company as a result of this termination.  There are no material relationships between the Company or its affiliates and LinkedIn, other than in respect of the LinkedIn agreement.

LinkedIn and the Company have maintained and continue to have a positive professional relationship with mutual respect and admiration for their respective missions of professional advancement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: January 3, 2014	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer